SCHEDULE 1

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME TO EBITDA*
(US$ in 000s)

For the Three Months Ended September 30, 2009

Total

Revenue	$134,625

Operating Income as Reported	$10,182

Add:
Depreciation and amortization	7,514
Stock-based compensation	2,231

EBITDA *	19,927
margin	14.8%

Less: Net income attributable to noncontrolling interests	(2,204)

MDC's Share of EBITDA**	$17,723

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciation and amortization,and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciationand amortization and stock-based compensation less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME TO EBITDA*
(US$ in 000s)

For the Three Months Ended September 30, 2008

Total

Revenue	$142,089

Operating Income as Reported	$8,239

Add:
Depreciation and amortization	7,428
Stock-based compensation	1,829

EBITDA*	17,496
margin	12.3%

Less: Net income attributable to noncontrolling interests	(1,366)

MDC's Share of EBITDA**	$16,130

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciation and amortization,and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciationand amortization and stock-based compensation less net income attributable to noncontrolling interests.

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME TO EBITDA*
(US$ in 000s)

For the Nine Months Ended September 30, 2009

Total

Revenue	$396,246

Operating Income as Reported	$21,165

Add:
Depreciation and amortization	22,711
Stock-based compensation	6,173

EBITDA *	50,049
Margin	12.6%

Less: Net income attributable to noncontrolling interests	(3,569)

MDC's Share of EBITDA**	$46,480

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciation and amortization,and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciationand amortization and stock-based compensation less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME TO EBITDA*
(US$ in 000s)

For the Nine Months Ended September 30, 2008

Total

Revenue	$439,940

Operating Income as Reported	$18,987

Add:
Depreciation and amortization	25,789
Stock-based compensation	5,690

EBITDA*	50,466
margin	11.5%

Less: Net income attributable to noncontrolling interests	(6,533)

MDC's Share of EBITDA**	$43,933

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciation and amortization,and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income plus depreciationand amortization and stock-based compensation less net income attributable to noncontrolling interests.

SCHEDULE 3

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
MDC EBITDA	$17,723	$16,130	$46,480	$43,933
Capital Expenditures	(1,201)	(1,842)	(3,288)	(10,434)
Cash Taxes	(85)	(63)	(487)	(939)
Cash Interest, net & Other	(2,620)	(2,163)	(8,204)	(8,856)
Free Cash Flow	$13,817	$12,062	$34,501	$23,704

SCHEDULE 4

MDC PARTNERS INC.
Organic Growth
(US$ in 000s)

	Revenue
	$	%
Quarter ended September 30, 2008	$142,089	-
Organic	(6,251)	-4.4%
Foreign exchange impact	(1,213)	-0.9%
Quarter ended September 30, 2009	$134,625	-5.3%

	Revenue
	$	%
Nine months ended September 30, 2008	$439,940	-
Organic	(34,719)	-7.9%
Foreign exchange impact	(8,975)	-2.0%
Nine months ended September 30, 2009	$396,246	-9.9%